Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY FOR

CLASS A COMMON STOCK OF KRAFT FOODS INC.

Offer to Exchange

All Shares of Common Stock of

CABLE HOLDCO, INC.

which are owned by Kraft Foods Inc. and

will be converted into Shares of Common Stock of Ralcorp Holdings, Inc.

for

Class A Common Stock of Kraft Foods Inc.

Pursuant to the Prospectus—Offer to Exchange, dated [•], 2008

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8:00 A.M.,

NEW YORK CITY TIME ON [•], 2008, UNLESS THE EXCHANGE OFFER IS EXTENDED

OR TERMINATED.

(Not To Be Used For Signature Guarantees)

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the exchange offer, as set forth in the Prospectus—Offer to Exchange, dated [•] (the “Prospectus—Offer to Exchange”), and the related letter of transmittal (the “Letter of Transmittal”) in the following circumstances:

(1) if certificates representing shares of Kraft Foods Inc. (“Kraft”) Class A common stock, no par value (“Kraft common stock”), are not immediately available;

(2) if shares of Kraft common stock or other required documents cannot be delivered to Wells Fargo Bank, N.A. (the “tender offer agent”) on or before the expiration of the exchange offer; or

(3) if the procedures for book-entry transfer cannot be completed on a timely basis.

This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the tender offer agent as described in the Prospectus—Offer to Exchange. Additional information can be found in the section entitled “This Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus—Offer to Exchange. Only registered shareholders (including any participant in The Depository Trust Company whose name appears on a security position listing as the owner of shares of Kraft common stock) may submit this Notice of Guaranteed Delivery.

The tender offer agent for the exchange offer is:

Wells Fargo Bank, N.A.

By Mail:	By Facsimile:	By Hand or Overnight Courier:
Wells Fargo Bank, N.A. Shareowners Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	Wells Fargo Bank, N.A. Shareowners Services Voluntary Corporate Actions 651-450-2452

(Until 6:00 P.M. on the last

business day prior to the date of

expiration of the exchange offer)

Wells Fargo Bank, N.A.

Shareowners Services

Voluntary Corporate Actions

161 North Concord Exchange

South St. Paul, Minnesota 55075

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear on such Letter of Transmittal in the applicable space provided in the signature box.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) THE SHARES OF KRAFT COMMON STOCK LISTED ON THIS NOTICE, (II) A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR, IN THE CASE OF SHARES DELIVERED THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS—OFFER TO EXCHANGE) AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE TENDER OFFER AGENT NO LATER THAN MIDNIGHT, NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED TO THE TENDER OFFER AGENT. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

The undersigned hereby tenders to Kraft Foods Inc. (“Kraft”) the number of shares of Kraft Class A common stock, no par value (“Kraft common stock”), set forth below, on the terms and subject to the conditions set forth in the Prospectus—Offer to Exchange and the Letter of Transmittal, as amended or supplemented, which together constitute the offer by Kraft to exchange all shares of Cable Holdco, Inc., common stock, par value $0.01 per share, which are owned by Kraft and will be converted into shares of Ralcorp Holdings, Inc. common stock, par value $0.01 per share, for tendered shares of Kraft common stock pursuant to the guaranteed delivery procedures set forth in the Prospectus—Offer to Exchange in the section entitled “This Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Number of shares of Kraft common stock to be tendered and share certificate number(s) (if available)

(attached additional sheet if necessary)

Check box if shares of Kraft common stock will be tendered by book-entry transfer through an account maintained by The Depository Trust Company: ☐

Account Number: (if known)

Dated: , 2008

Signature:
Registered Holder’s Signature(s)

Name(s) of Record Holder(s):
Please type or print your name(s) here

Address(es):
Please type or print address, including zip code

ODD-LOT SHARES

This section is to be completed ONLY if shares of Kraft common stock are being tendered by or on behalf of a person owning beneficially less than 100 shares of Kraft common stock who wishes to tender all such shares of Kraft common stock. Check one:

☐	By checking this box, I represent that I own beneficially less than 100 shares of Kraft common stock and am tendering all my shares of Kraft common stock.

☐	By checking this box I represent that I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering for the beneficial owners thereof, shares of Kraft common stock with respect to which I am the record owner; and (2) believes, based upon representations made to me by each such beneficial owner, that such owners own beneficially less than 100 shares of Kraft common stock and are tendering all such shares of Kraft common stock.

GUARANTEED DELIVERY

(Not to be used for signature guarantees)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, a “U.S. eligible institution”) (i) represents and guarantees that the above-named person(s) own(s) the shares of Kraft common stock tendered hereby within the meaning of Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of Kraft common stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the tender offer agent within three New York Stock Exchange trading days after the date hereof (a) all shares of Kraft common stock tendered hereby, in proper form for transfer (or, with respect to shares tendered through The Depository Trust Company, a confirmation of book-entry transfer with respect to such shares of Kraft common stock into the tender offer agent’s account at The Depository Trust Company), (b) the Letter of Transmittal, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered through The Depository Trust Company, an agent’s message (as defined in the Prospectus—Offer to Exchange) and (c) any other required documents.

The U.S. eligible institution that completes this form must communicate the guarantee to the tender offer agent and must deliver the Letter of Transmittal and certificates for shares of Kraft common stock, or confirmation of book-entry transfer and an agent’s message, and any required documents to the tender offer agent within the time period set forth herein. Failure to do so could result in a financial loss to such U.S. eligible institution.

Name of Firm:

Address:

(Zip Code)

Telephone No.(s):	( )

Authorized Signature:

Printed Name:

Title:

Dated:
Please Type or Print

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES , IF ANY, SHOULD BE SENT TO THE TENDER OFFER AGENT WITH THE LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH THE DEPOSITORY TRUST COMPANY).